                                 NEWS RELEASE

FOR RELEASE:                               CONTACT:
  Immediately                                Linda A. Kelley
                                             615-373-0104
                                             Ext. 224

                  UNITED CITIES REPORTS STRONG FIRST QUARTER

    BRENTWOOD, TENN.--May 3, 1996--United Cities Gas Company, (NASDAQ:UCIT), a multistate distributor of natural and propane gas, today reported a 30% increase in first quarter earnings, representing a $4.1 million improvement over the same period a year ago.

    First quarter earnings increased to $17.4 million from $13.3 million, while earnings per share grew to $1.36 from $1.25. The earnings per share total was diluted as a result of two million additional shares that were issued since the first quarter of 1995, primarily through a public stock offering and the company's dividend reinvestment and stock purchase plans.

    Gene C. Koonce, United Cities' president and chief executive officer, said first quarter earnings reflected a return to near normal temperatures throughout the company's eight-state service territory, as well as a strong contribution from the company's subsidiary operations.

    "While our utility operations contributed most of the income, a substantial contribution came from our subsidiaries, UCG Energy Corporation and UCG Storage Company," said Koonce. "Income from the subsidiary operations, which includes UCG Energy's investment in Woodward Marketing, L.L.C., totaled $2.9 million or 17% of the company's total net income for the quarter."

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    The utility's operating margins were up by $6.5 million due to weather that was 6.2% colder than normal systemwide and the impact of rate increases in Tennessee, Missouri, Kansas, South Carolina and Virginia. The effect of colder than normal weather was partially offset by weather normalization adjustments
(WNAs) in Tennessee and Georgia which reduced revenues by approximately $1.2 million as a result of rate adjustments due to the colder than normal weather during the first quarter.

    The company's subsidiary, UCG Energy, benefited from the increased investment income from Woodward Marketing, L.L.C., as well as an increase in propane volumes sold as a result of colder than normal weather and additional customers gained with the acquisitions of Transpro South, Inc. in May 1995, and Duncan Gas Service, in January of this year.

    United Cities Gas Company distributes natural and propane gas to approximately 335,000 customers in ten states. The company is also engaged in other energy-related businesses.

                                              See Attached Financial Table


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                    CONDENSED CONSOLIDATED BALANCE SHEETS
                   United Cities Gas Company & Subsidiaries



                                                             March 31,
                                                      ------------------------
(Unaudited, in thousands)                                1996           1995
==============================================================================
ASSETS
Utility Property - Net                                 $289,359       $269,503
Nonutility Property - Net                                52,095         50,006

Current Assets:
  Cash and temporary investments                         15,822          4,519
  Accounts receivable, less allowances                   60,866         36,292
  Materials, supplies and gas in storage                 12,243         16,132
  Gas costs to be billed in the future                   11,281         11,233
  Other current assets                                    1,157            981
- ------------------------------------------------------------------------------
    Total current assets                                101,369         69,157
Deferred Charges and Other Assets                        25,687         20,602
- ------------------------------------------------------------------------------
Total Assets                                           $468,510       $409,268
==============================================================================

CAPITALIZATION AND LIABILITIES
Capitalization:
  Common stock equity                                  $161,283       $130,298
  Long-term debt                                        162,998        141,829
- ------------------------------------------------------------------------------
    Total capitalization                                324,281        272,127
- ------------------------------------------------------------------------------
Current Liabilities:
  Current portion of long-term obligations                8,915          5,335
  Notes payable                                           8,303         18,061
  Accounts payable                                       30,927         26,947
  Other current liabilities                              50,833         47,550
- ------------------------------------------------------------------------------
    Total current liabilities                            98,978         97,893
- ------------------------------------------------------------------------------
Deferred Credits                                         45,251         39,248
- ------------------------------------------------------------------------------
Total Capitalization and Liabilities                   $468,510       $409,268
==============================================================================

OTHER INFORMATION
==============================================================================
Number of common shares outstanding
  (in thousands)                                         12,797         10,726
==============================================================================
Book value per share                                   $  12.60       $  12.15
==============================================================================
Market value per share                                 $  17.75       $  15.50
==============================================================================
Employees                                                 1,280          1,347
==============================================================================

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                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   United Cities Gas Company & Subsidiaries


                                                                            Three Months Ended         Twelve Months Ended
                                                                                  March 31,                   March 31,
(Unaudited, in thousands, except per share amounts)                          1996          1995          1996          1995
=============================================================================================================================
Operating Revenues                                                         $143,847      $106,006      $309,701      $262,798
  Natural gas cost                                                           93,267        61,922       190,521       154,888
- -----------------------------------------------------------------------------------------------------------------------------
Operating Margin                                                             50,580        44,084       119,180       107,910
- -----------------------------------------------------------------------------------------------------------------------------
Other Operating Expenses:
  Operations and maintenance                                                 16,125        15,240        62,713        57,653
  Depreciation and amortization                                               4,220         3,664        15,675        14,170
  Federal and state income taxes                                              8,676         6,878         5,848         3,511
  Other taxes                                                                 3,459         3,419        12,339        11,099
- -----------------------------------------------------------------------------------------------------------------------------
    Total other operating expenses                                           32,480        29,201        96,575        86,433
- -----------------------------------------------------------------------------------------------------------------------------
Operating Income                                                             18,100        14,883        22,605        21,477
Other Income, net                                                               159           (42)          856          (228)
- -----------------------------------------------------------------------------------------------------------------------------
Utility Income Before Interest Expense                                       18,259        14,841        23,461        21,249
Interest Expense                                                              3,735         3,738        14,296        14,406
- -----------------------------------------------------------------------------------------------------------------------------
Utility Income                                                               14,524        11,103         9,165         6,843
Other Income:
  Net income of UCG Energy Corporation                                        2,681         2,073         4,058         3,765
  Net income of United Cities Gas Storage Company                               169           151           759           576
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock Earnings                                                      $ 17,374      $ 13,327      $ 13,982      $ 11,184
=============================================================================================================================
Common Stock Earnings Per Share                                            $   1.36      $   1.25      $   1.14      $   1.07
=============================================================================================================================
Average Number of Shares                                                     12,755        10,673        12,306        10,493
=============================================================================================================================
Dividends Per Share                                                        $  0.255       $ 0.255      $   1.02      $   1.01
=============================================================================================================================


OTHER INFORMATION

=============================================================================================================================
Natural gas through-put (Mcf):*
  Residential                                                                12,526       10,366         25,061        20,749
  Commercial                                                                  7,200        6,245         16,120        13,922
  Industrial                                                                  5,464        5,786         18,922        19,390
  Transportation                                                              4,358        4,283         17,259        14,190
- -----------------------------------------------------------------------------------------------------------------------------
Total natural gas through-put                                                29,548       26,680         77,362        68,251
=============================================================================================================================
Customers (average for period):
  Residential                                                               275,014      267,972        268,292       261,901
  Commercial                                                                 35,906       34,925         34,679        34,024
  Industrial                                                                    632          657            641           652
- -----------------------------------------------------------------------------------------------------------------------------
  Natural Gas                                                               311,552      303,554        303,612       296,577
  Propane                                                                    25,705       23,002         24,104        22,123
- -----------------------------------------------------------------------------------------------------------------------------
Total customers                                                             337,257      326,556        327,716       318,700
=============================================================================================================================
Percent colder (warmer) than normal**                                           6.2%       (11.7)%          7.3%        (14.7)%
=============================================================================================================================

 *  In thousands
**  Based on system weighted average.  Data for 1996 is preliminary.